SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 23, 2016

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788
(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Sale of Unregistered Equity Securities.

On November 23, 2016, Air Industries Group (the “Company”) issued sold an aggregate principal amount of $1,400,000 of its 8% Subordinated Convertible Notes due November 30, 2018 (the “8% Notes”), together with warrants to purchase an aggregate of 124,444 shares of Common Stock for a total purchase price of $1,400,000.    The purchasers of the 8% Notes and warrants were Michael Taglich and Robert Taglich, directors and stockholders of the Company, and Shadow Capital LLC.

Interest on the 8% Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing February 28, 2017, in cash, or at our option, in additional 8% Notes. The outstanding principal amount plus accrued interest on the 8% Notes is convertible at the option of the holder into shares of Common Stock at an initial conversion price of $2.25, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the Common Stock and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants issued to the purchasers of the 8% Notes are exercisable on or prior to November 30, 2021.

For acting as placement agent of the 8% Notes, we paid Taglich Brothers, Inc. $112,000 and issued to it five-year warrants to purchase 62,222 shares of Common Stock.

The warrants issued to the purchasers of the 8% Notes and Taglich Brothers, Inc. have an exercise price of $3.00 per share, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the Common Stock and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

The 8% Notes, as well as the warrants issued to the purchasers of the 8% Notes and the placement agent, were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and are endorsed with the customary Securities Act legend.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 30, 2016, the Company held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 13, 2016.

1.           Election of Directors. The Company's stockholders voted to elect the following persons as directors to serve for the following year or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld
Michael N. Taglich	4,194,594	442,720
Peter D. Rettaliata	4,197,573	439,741
Robert F. Taglich	4,197,373	439,941
Seymour G. Siegel	4,281,197	356,117
David J. Buonanno	4,288,429	348,885
Robert C. Schroeder	4,187,331	449,983
Michael Brand	4,180,271	457,043

There were 2,403,696 broker non-votes.

2.           Amendment to Articles of Incorporation increasing the number of shares of common stock the Company is authorized to issue from 1,000,000 shares to 3,000,000 shares, including 2,000 shares of Series A Convertible Preferred Stock. The results of the voting were 4,564,586 votes for, 67,527 votes against and 5,201 abstentions. There were 2,403,696 broker non-votes.

3.           Ratification of Rotenberg Meril Solomon Bertiger & Guttilla, P.C as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The results of the voting were 7,030,924 votes for, and 3,964 votes against and 6,122 abstentions.

4.           Approval of the Air Industries Group 2016 Equity Incentive Plan. The results of the voting were 4,114,521votes for, 500,455 votes against and 22,338 abstentions. There were 2,403,696 broker non-votes.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of warrant issued to purchasers of the Company’s 8% Subordinated Convertible Note due November 30, 2018.
4.2	Warrant issued to Taglich Brothers, Inc., as placement agent.
10.1	Form of 8% Subordinated Convertible Note due November 30, 2018.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2016

AIR INDUSTRIES GROUP

By:	/s/ Daniel R. Godin
Daniel R. Godin
President and Chief Executive Officer